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                                                                  [Exhibit 16.1]

                         LIEBMAN GOLDBERG & DROGIN, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                         591 STEWART AVENUE - SUITE 450
                              GARDEN CITY, NY 11530
                                TEL. 516-228-6600
                                FAX 516-228-6664




December 23, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Epixtar Corp.

We have read the statements that we understand Epixtar Corp. will include under
Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

Yours truly,

/s/ Liebman Goldberg & Drogin, LLP